SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 22, 2013

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 22, 2013, WHLR-HPA-1, LLC, (“WHLR-HPA”), a subsidiary of the Registrant’s operating partnership that owns real property known as the Harps at Harbor Point (“Harp’s Food Store”) located in Delaware County, Oklahoma, filed suit against Crossland Heavy Contractors (“Crossland”) for equitable relief to divide a mechanic and materialmen’s lien (the “Lien”) that Crossland recorded against three properties that included the Harp’s Food Store property and two adjacent properties owned by the Registrant’s affiliates. The Lien was in the amount of $856,215.47. Crossland subsequently filed a counterclaim and third-party complaint adding the Registrant and Jon S. Wheeler, the Registrant’s Chairman and Chief Executive Officer, as defendants to the lawsuit. The Lien relates to cost overruns incurred by Crossland during the construction and development process that occurred prior to the Registrant acquiring the Harp’s Food Store property.

On October 22, 2013, the parties reached a settlement whereby it was agreed that the Lien would be paid in full in the amount of $856,215.47 by November 22, 2013. Since the Lien relates to construction and development costs incurred prior to WHLR-HPA acquiring the Harp’s Food Store property, the affiliated parties that developed the property intend to fully satisfy the Lien, resulting in no liability to the Registrant.

Jon Wheeler, is the Registrant’s Chairman and Chief Executive Officer and is the manager for the managing member of Harbor Point. The Registrant’s operating partnership is the managing member of WHLR-HPA. No director, officer or affiliate of the Registrant is affiliated with Crossland.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

10.1	Settlement Agreement dated October 22, 2013.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: November 13, 2013